UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2026 (December 31, 2025)

IMA Tech
(Exact name of registrant as specified in its charter)

333-268561	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

Room 302, Building 24, Lane 977, Jufeng Road, Pudong New Area, Shanghai City (East Area of Huagao Er Village)	China
(Address of Principal Executive Offices)	(State or other jurisdiction of incorporation or organization)

+86 18621500863

(Registrant’s telephone number, including area code)

34 N. Franklin Avenue 687, Pinedale, WY 82941

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Effective December 31, 2025, there occurred a change in control of IMA Tech, a Wyoming corporation (the “Company”). On such date, pursuant to a stock purchase agreement (the “Change-in-Control Agreement”), Wang Hui acquired 1,500,000 shares of the Company’s common stock (the “Control Shares”) from Liliia Havrykh. The Control Shares represent approximately 57.47% of the outstanding shares of the Company’s common stock and constitute voting control of the Company. The total consideration paid by Mr. Wang for the Control Shares was $441,036.60 in cash at the closing.

In conjunction with the Change-in-Control Agreement, on December 31, 2025, Liliia Havrykh resigned as President, Chief Executive Officer, Treasurer, Secretary and a Director of the Company, Daniel Jozef Szaruga resigned as a Director of the Company, Mateusz Jakubowki resigned as a Director of the Company and Wang Hui was appointed as the Sole Director, President, Chief Executive Officer, Treasurer and Secretary of the Company.

Certain information regarding the background of Mr. Wang is set forth below.

Wang Hui, 44, currently serve as CEO of Shenzhen Jingbao Supply Chain Technology Co., Ltd., a position he has held since March 2024. From January 2025 to March 2024, Mr. Wang served as General Manager of Shanghai Red Motion Culture Communication Co.

The following table sets forth, as of the date of this Current Report, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Except as disclosed herein, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o IMA Tech, Room 302, Building 24, Lane 977, Jufeng Road, Pudong New Area, Shanghai City (East Area of Huagao Er Village), China.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class(1)
Wang Hui(2)	Common Stock	1,500,000	57.47%
All Officers and Directors as a Group (1 person)	Common Stock	1,500,000	57.47%

(1)	Based on 2,609,878 shares outstanding, as of the date of this Current Report.
(2)	Officer and director.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMA TECH

Date: January 14, 2026	By:	/s/ Wang Hui
Wang Hui
Chief Executive Officer